PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
          (Tractor Supply Company Store - Bristol, VA)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 5th day of November, 1997, by and between Ernest E. Ainslie and Marion B. Ainslie, Trustees of the Ainslie Living Trust dated December 24, 1996,, (hereinafter called "Ainslie"), and AEI Real Estate Fund XVIII Limited Partnership (hereinafter called "Fund XVIII") (Ainslie, Fund XVIII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XVIII presently owns an undivided 19.1711% interest in and to, and Ainslie presently owns an undivided 18.4736%
interest in and to and the Thomas Adamson Family Limited Partnership presently owns an undivided 29.1380% interest in and to, and William and Hazel Mason presently owns an undivided
11.6552% interest in and to, and Arel and Louise Middleton presently own an undivided 11.6552% interest in and to, and Joyce
R. Scott presently owns an undivided 9.9069% interest (also referred to herein as Co-Tenant) in and to, the land, situated in the City of Bristol, County of Washington, and State of Virginia, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Ainslie's interest by Fund XVIII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Ainslie of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XVIII, or its designated agent, successors or assigns. Provided, however, if Fund XVIII shall sell all of its interest in the Premises, the duties and obligations of Fund XVIII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XVIII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XVIII as their sole and exclusive agent to deal with, and Fund XVIII retains the sole right to deal with, any property agent or tenant and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Ainslie. Only Fund XVIII may obligate Ainslie with respect to any expense for the Premises.





Co-Tenant Initial: /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA



As further set forth in paragraph 2 hereof, Fund XVIII agrees to require any Tenant of the Premises to name Ainslie as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XVIII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from Tenant within 30 days of commencement of this agreement. In any event, Fund XVIII shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XVIII may offset against, pay to itself and deduct from any payment due to Ainslie under this Agreement, and may pay to itself the amount of Ainslie's share of any legitimate expenses of the Premises which are not paid by Ainslie to Fund XVIII or its assigns, within ten (10) days after demand by Fund XVIII. In the event there is insufficient operating income from which to deduct Ainslie's unpaid share of operating expenses, Fund XVIII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

Ainslie has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XVIII in the amount of $874 for the expenses, direct and indirect, incurred by Fund XVIII in providing Ainslie with quarterly accounting and distributions of Ainslie's share of net income and for tracking, reporting and assessing the calculation of Ainslie's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Ainslie authorizes Fund XVIII to deduct such amount from Ainslie's share of revenue from the Premises. Ainslie may terminate this agreement respecting quarterly accounting and distributions in this paragraph at any time and seek to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XVIII pursuant to section 1 hereof. Fund XVIII may terminate its obligation under this paragraph upon 30 days notice to Ainslie prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XVIII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XVIII shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Ainslie shall be entitled to receive 18.4736% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the




Co-Tenant Initial: /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA





Co-Tenants, upon receipt of a written request therefor from Fund XVIII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XVIII sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant, shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute, or set forth herein.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until April 10, 2020 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any poortion of the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder. Ainslie agrees to notify Fund XVIII upon the appointment of any successor trustee, or any amendment of the Ainslie Loving Trust affecting the powers of the Trustees to manage or dispose of the Ainslie Trust's interest in the Premises.


8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XVIII:

AEI Real Estate Fund XVIII Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Ainslie:

Ernest E. and Marion B. Ainslie, Trustees
27901 Via De Costa
San Juan Capistrano, CA  92675





Co-Tenant Initial:
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA




If to Adamson:

Thomas W. Adamson Family Limited Partnership

Wayne Adamson
1400 W. Walnut
Mrion, IL  62959

Gerald Adamson
206 Palm Avenue
Bullhead City, AZ  86430

If to Mason:

William and Hazel Mason
8300 Sawyer Brown Road
#Q308
Nashville, TN  37221

If to Middleton:

Arel D. and Louise B. Middleton
P.O. Box 283
Wasco, OR  97065-0283

If to Scott:

Joyce R. Scott
1562 Rainbow Drive
Santa Ana, CA 92705

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to




Co-Tenant Initial: /s/ MBA /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA






all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

12. This Agreement is governed by the Laws of the Commonwealth of Virginia.







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Co-Tenant Initial: /s/ MBA /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Ainslie   The Ainslie Living Trust

          By: /s/ Ernest E Ainslie, Trustee
                  Ernest E. Ainslie, Trustee

          WITNESS:
          /s/ Susan Parks
          Susan Parks
          (Print Name)

          WITNESS:
          /s/ Rachelle Santos
          /s/ Rachelle Santos
          (Print Name)


STATE OF CALIFORNIA)
                    ) ss
COUNTY OF ORANGE)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 27th day of August, 1997, Ernest E. Ainslie, Trustee, who executed the foregoing instrument in said capacity and on behalf of the said Trust.

          By:/s/ Marion B Ainslie, Trustee
                 Marion B. Ainslie, Trustee

          WITNESS:
          /s/ Susan Parks                         [notary seal]
          Susan Parks                        /s/ Rachelle Santos,
          (Print Name)                           Notary Public

          WITNESS:
          /s/ Rachelle Santos
          Rachelle Santos
          (Print Name)



STATE OF CALIFORNIA)
                    ) ss
COUNTY OF ORANGE)

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 27th day of August, 1997, Marion B. Ainslie, Trustee, who executed the foregoing instrument in said capacity and on behalf of the said Trust.





Co-Tenant Initial: /s/ MBA /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA



Fund XVIII AEI Real Estate Fund XVIII Limited Partnership

           By: AEI Fund Management XVIII, Inc., its corporate general partner

           By: /s/ Robert P Johnson
                   Robert P. Johnson, President


          WITNESS:

          /s/ Jacqueline F Abbe

          Jacqueline F Abbe
          (Print Name)

          WITNESS:

          /s/ Jo Ann Rath

          Jo Ann Rath
          (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 5th day of November, 1997, Robert P. Johnson, President of AEI Fund Management XVIII, Inc., corporate general partner of AEI Real Estate Fund XVIIII Limited Partnership who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

     [notary seal]            /s/ Laura M Steidl
                                   Notary Public






Co-Tenant Initial: /s/ MBA /s/ EEA
Co-Tenancy Agreement for Tractor Supply Company, Bristol, VA






                    EXHIBIT A LEGAL DESCRIPTION


A certain tract of land, containing 2.74 acres, more or less, situated, lying, and being in the City of Bristol and in the County of Washington, State of Virginia, as described by metes and bounds as follows:

      Located in Washington County and the City of Bristol, Virginia within the Wal-mart Shopping Center Development; being a portion of Tract No. 8 (Wal-Mart Stores, Inc.) as
shown  on  Plat of Record in Plat Book 4, Page       63,  in  the
recorders office for Washington County, Virginia; being more particularly described as follows;

      BEGINNING at an iron pin corner to Walnut Grove Church and Tract 5 of the Wal-Mart Development, thence proceeding with the line of Walnut Grove Church North 86 degrees 02 minutes 35 seconds West for a distance of 337.57 feet to an iron pin set this survey; thence leaving the line of Walnut Grove Church and proceeding with a new line North 46 degrees 10 minutes 34 seconds East for a distance of 591.56 feet to an iron pin set this survey in the line of Tract 7; said iron pin being on the south side of said road South 43 degrees 49 minutes 26 seconds East for a distance of 250.00 feet to an iron pin set this survey and corner to Tract 5; thence with the line of Tract 5 South 46 degrees 10 minutes 34 seconds West for a distance of 364.723 feet to the BEGINNING, containing 2.74 acres more or less as surveyed by Frizzell Engineering July, 1995.

A part or, but NOT all of Tract No. 8 of the subdivision of the Wal-Mart Shopping Center as shown on a plat dated April 20, 1993 which plat is of record in the Office of the Clerk of the Circuit Court of Washington County, Virginia in Plat Book 28, pages 42 through 45, and in records of the City of Bristol in Plat Book 4, pages 60 through 63, to which plat reference is hereto made for a more particular description.

TOGETHER WITH a non-exclusive easement for the use of the drive lanes, as set forth in Easements With Convenants And Restrictions Affecting Land ("ECR") by and between Wal-Mart Stores, Inc., a Delaware corporation and Lowe's Home Center, Inc., a North Carolina corporation, dated November 16, 1993, recorded in the Clerk's Office Circuit Court, County of Washington, Virginia, in Deed Book 888, page 345.

BEING a portion of the same real estate conveyed to Tractor Supply Company, a Tennessee corporation by deed from Wal-Mart Stores, Inc., a Delaware corporation, dated October 2, 1995, recorded November 29, 1995, recorded in the Clerk's Office, Circuit Court, County of Washington, Virginia, in Deed Book 931, page 231, and in the Clerk's Office, Circuit Court, City of Bristol, Virginia, in Deed Book 329, page 19.